                                       GUARANTY


          THIS GUARANTY, made this 25th day of July, 1997, by C. BREWER AND COMPANY, LIMITED, a Hawaii corporation, (the "Guarantor"), to and for the benefit of BANK OF HAWAII (the "Bank").

                                   R E C I T A L S:

     A. The Bank made available to C. BREWER HOMES, INC., a Delaware corporation (the "Borrower") a revolving infrastructure construction facility (the "Infrastructure Facility") evidenced by a revolving note dated August 31, 1995 in the amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) (the "Infrastructure Note") made pursuant to a Revolving Loan Agreement (Infrastructure) dated August 31, 1995 (the "Infrastructure Loan Agreement").

     B. The Bank made available to Borrower a revolving building construction facility (the "Building Facility") evidenced by a revolving note dated August 31, 1995 in the amount of TWENTY-FIVE MILLION AND NO/100 DOLLARS
($25,000,000.00) (the "Building Note") made pursuant to a Revolving Loan Agreement (Building) dated August 31, 1995 (the "Building Loan Agreement").

     C. Repayment of the Infrastructure Note and the Building Note were secured by the following collateral documents (collectively, the "Collateral Documents"):

          1. First Mortgage, Security Agreement and Financing Statement made by Borrower, as mortgagor, in favor of the Bank, as mortgagee, recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 95-115642, as amended by that certain Amendment to First Mortgage, Security Agreement and Financing Statement recorded in said Bureau as Document No. 96-130600 (the "Mortgage").

          2. Financing Statement made by Borrower, as debtor, in favor of the Bank, as secured party, recorded in said Bureau as Document No. 95-115643 (the "Kehalani Financing Statement").

          3. An unrecorded Assignment of Sales Contracts, Escrow Deposits and Escrow Agreement made by Borrower in favor of Bank dated August 31, 1995.

          4. An unrecorded Hazardous Materials Indemnity Agreement dated August 31, 1995, made by Borrower in favor of Bank.

     D. Borrower requested, and Bank agreed, to modify and amend the terms of the Infrastructure Note, the Building Note, the Infrastructure Loan Agreement, the Building Loan Agreement and the Collateral Documents pursuant to (as applicable) the following: (1) that certain unrecorded First Loan Modification Agreement (Infrastructure Facility) dated September 5, 1996 and effective as of September 9, 1996; (2) that certain unrecorded First Loan Modification Agreement (Building Facility) dated September 5, 1996 and effective as of September 9, 1996; (3) that certain unrecorded Second Loan Modification Agreement (Infrastructure Facility) dated May 21, 1997 and effective as of April 30, 1997; and (4) that certain unrecorded Second Loan Modification Agreement (Building Facility) dated May 21, 1997 and effective April 30, 1997 (collectively, the "Modifications"). Hereinafter, all references to the Infrastructure Note, the Building Note, the Infrastructure Loan Agreement, the Building Loan Agreement and the Collateral Documents shall refer to the Infrastructure Note, the Building Note, the Infrastructure Loan Agreement, the Building Loan Agreement and the Collateral Documents as respectively amended by the Modifications.

     E. The Modifications, among other things, established several tranches under the Infrastructure Facility and the Building Facility.

     F. The Guarantor, to induce the Bank to agree to the Modifications and for valuable consideration including a mortgage of certain real property of the Borrower in which the Bank has no interest, executed that certain unrecorded Guaranty dated September 5, 1996 in favor of the Bank, as amended by that certain unrecorded First Amendment to Guaranty dated April 29, 1997 but effective as of April 30, 1997, and as amended by various letter agreements respectively dated May 30, 1997 and June 17, 1997 (as amended, the "Original Guaranty") in which the Guarantor guaranteed the Borrower's obligations with respect to the tranches made for working capital purposes.

     G. Borrower has requested and the Bank has agreed to restructure the Borrower's indebtedness to the Bank under the Infrastructure Facility and the Building Facility (collectively, the "Original Indebtedness") into six (6) facilities (the "Facilities") as described herein with no separate tranches.

     H. One of the Facilities is a revolving Working Capital Line of Credit (the "Working Capital LOC") up to the principal amount of SIX MILLION AND NO/100 DOLLARS ($6,000,000.00) evidenced by a promissory note dated the date hereof (the "Working Capital LOC Note") and subject to the terms and conditions described in that certain Master Facility Agreement dated the date hereof made by and between the Borrower and the Bank (the "Master Facility Agreement"). Capitalized terms used herein and not defined shall have the meaning assigned to them in the Master Facility Agreement.

     I. To induce the Bank to agree to: (a) restructure the Original Indebtedness; (b) offer the Working Capital LOC to the Borrower; and (c) surrender the Original Guaranty, the Guarantor has agreed with the Bank to execute this Guaranty.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor:

          1. Subject to paragraph 18 below, unconditionally and absolutely guarantees

(whether or not the Borrower has initiated or has obtained dissolution or has initiated bankruptcy proceedings, or has been declared bankrupt or is insolvent, or is otherwise in default under the Working Capital LOC Note and/or any Loan Documents), the due and punctual payment in lawful money of the United States of all principal advanced under the Working Capital LOC ("Working Capital Advances"), and all interest and charges on such Working Capital Advances and all costs of collection thereof (the "Working Capital Payment Obligations").

          2. Subject to paragraph 18 below, waives appraisement and valuation, diligence, presentment, protest, notice of dishonor, demand for payment, extensions of time of payment (including multiple extensions for longer than the original period), notice of acceptance of this Guaranty, nonpayment at maturity and indulgences and notices of every kind, and consents to and agrees that the obligations of the Guarantor shall not be released, impaired or otherwise affected by: (a) any and all forbearances and extensions of the time of payment of the Working Capital LOC Note (including multiple extensions for longer than the original period) or for the Borrower's performance of any other obligation to be performed by the Borrower under the Working Capital LOC Note or the Loan Documents or any of them; (b) any and all changes in the terms, covenants and conditions in the Working Capital LOC Note and/or the Loan Documents or any of them hereafter made or granted; (c) any and all substitutions, exchanges or releases of all or any part of the security for the Working Capital LOC; (d) waivers of any of the terms, covenants or conditions set forth in any of the Loan Documents, including this Guaranty; (e) any election or elections by the Bank to pursue or enforce any particular right or remedy against the Borrower or another guarantor; or (f) any other cause, whether similar or dissimilar to the foregoing, it being the intention hereof that the Guarantor shall remain liable as principal for the payment of all the Working Capital Payment Obligations until the full amount of the Working Capital Payment Obligations shall have been fully paid, the Borrower's right to obtain further advances under the Working Capital LOC shall have expired or otherwise been terminated, and all of the terms, covenants, and conditions on the part of the Borrower to be observed and performed under the Working Capital LOC Note and/or any of the Loan Documents (and only with respect to the Working Capital Payment Obligations) shall have been fully performed and observed by the Borrower, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of the Guarantor.

          3. Acknowledges and agrees that all proceeds from the Project and any other collateral held as security for the Facilities (whether obtained in the normal course of business or resulting from the exercise by the Bank of its rights under the Loan Documents) will be applied in the manner specified in the Master Facility Agreement.

          4. Waives any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy to the rights of the Bank against the Borrower or against any collateral or security provided to the Bank in the Loan Documents until: (a) all of the Bank's obligations to disburse loan funds under the Master Facility Agreement have expired; (b) all sums owing to the Bank pursuant to the Loan Documents have been paid in full; and (c) the Bank has released, transferred or disposed of all of its rights, title and interest in any such collateral or security. The Bank acknowledges that the foregoing waiver does not apply to the rights of indemnification or reimbursement under any separate agreement between the Borrower and the Guarantor in which the Bank has no interest.

          5. Agrees that this Guaranty may be enforced by the Bank without first or concurrently proceeding against the Borrower and without first resorting to or exhausting any other security or collateral and without first having recourse to the Working Capital LOC Note or to any of the Loan Documents or to any of the collateral securing the Working Capital LOC Note, through foreclosure proceedings or otherwise; provided, however, that nothing herein contained shall prevent the Bank from suing on the Working Capital LOC Note and/or Loan Documents, with or without making the Guarantor a party to the suit, or foreclosing on any collateral securing the Working Capital LOC or from exercising any other rights under any Loan Documents, and if such suit, foreclosure or other remedy is availed of, only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever, shall be applied in reduction of the amount due on the Working Capital LOC Note and under the Loan Documents and the Bank shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof. At any sale of the collateral for the indebtedness or any part thereof whether by foreclosure or otherwise, the Bank may at Bank's discretion purchase all or any part of such collateral so sold or offered for sale for Bank's own account and may apply against the amount bid therefor an equal amount out of the balance due to Bank pursuant to the terms of the Working Capital LOC Note and/or any Loan Documents.

          6. Without limiting the generality of the foregoing, agrees that the obligation of the Guarantor to make payment in lawful money of the United States in accordance with the terms of this Guaranty shall not be impaired, modified, changed, released, or limited in any manner whatsoever by any impairment, modification, change, release, or limitation of the liability of the Borrower or Borrower's estate in bankruptcy resulting from the operation of any present or future provision of the national Bankruptcy Code or other similar statute, or from the decision of any court.

          7. The Bank may, at any time, apply or set off against the Guarantor's indebtedness under this Guaranty any deposits or other monies owed by the Bank to the Guarantor.

          8. If claim is ever made upon the Bank for repayment or recovery of any amount or amounts received by Bank in payment or on account of the Working Capital LOC Note or other guaranteed obligations and Bank repays all or part of such amount by reason of: (a) any judgment, decree or order of any court or administrative body having jurisdiction over Bank; or (b) any settlement or compromise of any such claim effected by Bank with any such claimant (including the Borrower), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding the cancellation of the Working Capital LOC Note, and the Guarantor shall be and remain liable hereunder to the same extent as if the amount so repaid or recovered had never originally been received by the Bank.

          9. Agrees that the rights and remedies of the Bank under this Guaranty and under the Working Capital LOC Note and Loan Documents are cumulative and not exclusive and may be exercised in whole or in part and in any order and at any time or times as the Bank shall determine. All security of any kind or nature received or receivable by the Bank for the repayment of the indebtedness evidenced by the Working Capital LOC Note and Loan Documents may be applied in any manner or order determined by the Bank.

          10. Agrees that the terms of this Guaranty may not be modified or amended except by a written agreement executed by the Guarantor and the Bank.

          11. Agrees that the obligations of the Guarantor under this Guaranty shall be continuing obligations and that a separate cause of action shall be deemed to arise in respect of each default under the Working Capital LOC Note or any or all of the Loan Documents and that the Guarantor will from time to time deliver, upon request of the Bank, satisfactory acknowledgments of the Guarantor's continued liability hereunder.

          12. Agrees that any notice or demand to be given or served under this Guaranty shall be issued in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally, or when facsimile confirmation is received or forty-eight (48) hours after deposit in United States certified mail, postage prepaid, addressed to the Guarantor at the address set forth opposite such Guarantor's signature below.

          13. Assumes full responsibility for keeping fully informed of the financial condition of the Borrower and all other circumstances affecting the Borrower's ability to perform Borrower's obligations to the Bank under the Working Capital LOC Note and each and all of the Loan Documents, and agrees that the Bank will have no duty to report to the Guarantor any information which the Bank receives about the Borrower's financial condition or any circumstances bearing on Borrower's ability to perform as aforesaid.

          14. Agrees to provide to the Bank, current financial statements of the Guarantor prior to the closing of the Facilities and from time and time during the entire term of the Working Capital LOC as requested by the Bank and acknowledges that during the entire term of the Working Capital LOC, the Bank has the continuing right to obtain credit reports on the Guarantor without further authorization from the Guarantor.

          15. Agrees that, if this Guaranty is placed in the hands of attorneys for enforcement, the Guarantor will reimburse the Bank for all expenses incurred, including reasonable attorneys' fees.

          16. Agrees that this Guaranty shall inure to the benefit of and may be enforced by the Bank and any subsequent holder of the Working Capital LOC Note, and shall be binding upon and enforceable against the Guarantor and its successors and assigns.

          17. Agrees that this Guaranty shall be construed and interpreted in accordance with the laws of the State of Hawaii.

          18. Notwithstanding anything to the contrary contained in this Guaranty or in any of the Loan Documents, the Guarantor's liability and obligation under this Guaranty shall be limited to a maximum of $6,000,000.00 in principal advanced under the Working Capital LOC on or prior to the Maturity Date plus expenses and attorneys' fees as provided in Paragraph 15 hereof. If the principal balance of the Working Capital LOC is not paid on the Maturity Date (or any acceleration thereof) the Bank shall have until (and including) June 30, 1998, to commence the exercise of its rights hereunder by notifying the Guarantor of the Bank's intention to exercise its rights under this Guaranty; otherwise, the Guaranty shall expire unless the Guarantor agrees, in writing, to an extension. The Guarantor agrees that the foregoing deadline applies only to the notification of the Guarantor of the Bank's intention to exercise its rights under this Guaranty and does not, for example, mean that the Bank must have obtained funds from, or a judgment against, the Guarantor by such deadline. Further, regardless of whether the principal due under the Working Capital LOC is paid on or before the Maturity Date and regardless of whether the Bank commences the exercise of its rights by June 30, 1998, the rights of the Bank under Paragraph 8 hereof shall remain in full force and effect.

          IN WITNESS WHEREOF, the Guarantor has executed this instrument as of the day and year first above written. This instrument shall be effective and deemed delivered when the Original Guaranty is surrendered to the Guarantor.

ADDRESS:                                  C. BREWER AND COMPANY,
827 Fort Street                           LIMITED, a Hawaii corporation
Honolulu, Hawaii  96813
Attention:  Kent Lucien
Facsimile No.:  (808) 544-6182
                                          By /s/ KENT T. LUCIEN
                                             Name: KENT T. LUCIEN
                                             Title: Executive Vice President


                                          By /s/ KATHLEEN F. OSHIRO
                                             Name: KATHLEEN F. OSHIRO
                                             Title: Vice President and Secretary

STATE OF HAWAII               )
                              )              SS.
CITY AND COUNTY OF HONOLULU   )


          On this the 24th day of July, 1997, before me, LYNN M. LAI HIPP, the undersigned Notary Public, personally appeared
                    Name of Notary Public

Ken T. Lucien                          and
---------------------------------------
Kathleen F. Oshiro                    ,
-------------------------------------
                             Name of Signer                      Name of Signer

/X/ personally known to me -OR- / / proved to me on the basis of satisfactory evidence to be the person(s) who executed the within instrument as Executive Vice President
                                                -------------------------------
and
                                                  Corporate Title

Vice President and Secretary        of C. BREWER AND COMPANY, LIMITED, on
------------------------------------
                    Corporate Title

behalf of the corporation therein named, and acknowledged to me that the corporation executed it.
Witness my hand and official seal.

------------------------------------         /s/ Lynn M. Lai Hipp
                                             Notary Public, State of Hawaii

                                             My commission expires:
                                             06-28-00

-----------------

Description of Attached Document

Title or Type of Document:  Guaranty
                            --------
Document Date:                               Number of Pages:    8
                                                                 -

Signer(s) Other Than Named Above:  None
                                   ----

             CORPORATE RESOLUTIONS RE: GUARANTY


TO:       Bank of Hawaii, CIPLD #366
          P. O. Box 2900
          Honolulu, Hawaii 96846


          I certify to BANK OF HAWAII (the "Bank") that the following is a true copy of resolutions duly adopted by the Board of Directors of C. BREWER AND COMPANY, LIMITED (the "Corporation"), a Hawaii corporation, at a meeting duly held on May 6, 1997, at which a quorum was present and voting, that the resolutions have been duly entered in the book of minutes of the Corporation, and that the resolutions are in conformity with the Charter of Incorporation and By-laws of the Corporation and the laws of the jurisdiction of its incorporation, and are now in full force and effect:

          "WHEREAS, by a Guaranty dated September 5, 1996 in favor of the Bank of Hawaii (the "Bank"), as amended, the Corporation guaranteed the payment of up to $4,000,000 under certain working capital tranches made available to C. BREWER HOMES, INC., a Delaware corporation (the "Borrower") by the Bank under two credit facilities (the "Original Credit Facilities");

          "WHEREAS, the Borrower has requested and the Bank has agreed to restructure the Original Credit Facilities, and in connection therewith, the Borrower will have a working capital line of credit in a principal amount of up to $6,000,000 (the "Working
Capital LOC");

          "WHEREAS, the Bank's agreement to restructure the Original Credit Facilities and to establish the Working Capital LOC for the Borrower is conditioned on the Corporation's agreement to execute and deliver to the Bank a new guaranty of the payments to be made by the Borrower under the Working Capital LOC; and

          "WHEREAS, the Corporation has determined that the commercial benefits to be derived by the Corporation from the restructure of the Original Credit Facilities and the Bank's establishment of the Working Capital LOC in favor of the Borrower and the security to be provided to the Corporation by the Borrower, justify or will justify the Corporation's execution and delivery of a new guaranty;

          "NOW, THEREFORE, BE IT RESOLVED, THAT:

          1. Any two (2) of the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary or Assistant Treasurer of the Corporation are hereby authorized to execute and deliver on behalf of the Corporation, in the name of the Corporation and as its corporate act and deed, from time to time and on such terms and conditions as such officers may agree upon with the Bank, a guaranty of payment of the Borrower's indebtedness to the Bank under the Working Capital LOC (the "Guaranty"), in such form as the officers of the Corporation executing and delivering the Guaranty on behalf of the Corporation may approve, such approval to be conclusively evidenced by the execution and delivery of such Guaranty; PROVIDED, HOWEVER, that any guaranty executed pursuant to these Resolutions shall not extend to or cover, at any time, that portion of the Borrower's indebtedness to the Bank which is in excess of $6,000,000.

          2. Such officers are further authorized and empowered for and in the name of the Corporation, from time to time and on such terms and conditions as such officers may determine, to perform all such other acts and execute and deliver all such other instruments and documents which said officers may deem necessary to carry out the purposes of these Resolutions, and, in connection with any of the foregoing, to accept, receive, withdraw or waive notices, demands, protests, vouchers, papers, and property, and to make, execute and deliver notes, obligations, instruments, assignments, waivers, releases, indemnities or other agreements of any kind.

          3. The Secretary or an Assistant Secretary of the Corporation is authorized and directed to certify to the Bank the adoption of these Resolutions, and the names and titles and specimen signatures of present officers of the Corporation, and from time to time as changes in such personnel are made, to certify such changes to the Bank, and the name(s) and title(s) and specimen signature(s) of the new personnel.

          4. These Resolutions and any certifications executed pursuant to these Resolutions shall remain in full force and effect, and that the Bank is authorized and requested to rely and act upon the matters contained in these Resolutions and such certifications, until the Bank shall receive, at the offices to which the certified copy of these Resolutions is delivered, either a certified copy of a further resolution of the Board of Directors specifically and expressly amending or revoking these Resolutions, or a further certification as above provided for, as the case may be.

          5. Any and all actions heretofore taken by any officer(s) or agent(s) of the Corporation in connection with or relating to any and all transactions between the Corporation and the Bank be and they are hereby ratified and confirmed as the proper and binding actions of the Corporation."


          I FURTHER CERTIFY that the following are the names and specimen signatures of present officers of the Corporation, holding the offices set forth below:

      Office                 Name               Signature

President             J.S. Andrasick        /s/ J. S. ANDRASICK
--------------------  --------------------  ----------------------
Execitive V.P.        Ken T. Lucien         /s/ KENT T. LUCIEN
--------------------  --------------------  ----------------------

Execitve V.P.         J. Alan Kugle         /s/ J. ALAN KUGLE
--------------------  --------------------  ----------------------
Vice Pres/Secretary   Kathleen F. Ohiro     /s/ KATHLEEN F. OSHIRO
--------------------  --------------------  ----------------------


          DATED:                           , 1997.
                  -------------------------



                              /s/ KATHLEEN F. OSHIRO
                              ---------------------------------
                              Kathleen F. Oshiro
                              Secretary of
(corporate seal)              C. BREWER AND COMPANY, LIMITED